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                                  EXHIBIT 11.1

                             UTOPIA MARKETING, INC.
                           FORMERLY SAM & LIBBY, INC.

                 STATEMENT OF COMPUTATION OF NET LOSS PER SHARE

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
                                                                          YEAR ENDED
                                                          ------------------------------------------
                                                          JANUARY 3,    DECEMBER 28,    DECEMBER 30,
                                                             1998           1996            1995
                                                          ----------    ------------    ------------
                                                                (IN THOUSANDS EXCEPT PER SHARE DATA)
    Loss from continuing operations...................     $  (786)       $(2,675)        $(3,773)
    Extraordinary gain................................                      1,288
                                                           -------        -------         -------
    Net (loss) income.................................     $  (786)       $(1,387)        $(3,773)
                                                           =======        =======         =======
    Computation of common and common equivalent shares
      outstanding:
    Common stock......................................      13,866         12,136          10,878
                                                           -------        -------         -------
    Common and common equivalent shares used in
      computing per share amounts.....................      13,866         12,136          10,878
                                                           =======        =======         =======
    Loss per share from continuing operations.........     $ (0.06)       $ (0.22)        $ (0.35)
    Extraordinary gain................................        0.00           0.11            0.00
                                                           -------        -------         -------
    Net loss per share................................     $ (0.06)       $ (0.11)        $ (0.35)
                                                           =======        =======         =======
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